1 Berenberg Fireside Chat Rob LoCascio Chief Executive Officer John Collins Chief Financial Officer March 1, 2022

2 LivePerson, Inc. Proprietary Inform ation. © 2022 LivePerson, Inc. All Rights Reserved. Notices Forward Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision” or “should,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those projected. Please refer to our filings with the Securities and Exchange Commission, particularly the “Risk Factors” included in our periodic Form 10-K and Form 10-Q reports, for factors that could cause actual results to materially differ from those we project. The forward-looking statements contained in this presentation are made as of the date hereof and LivePerson, Inc. (the “Company”) assumes no obligation to update such statements. This presentation includes adjusted EBITDA, a non-GAAP financial measure, which supplements the Company’s financial statements prepared in accordance with GAAP. This non-GAAP financial measure is not intended to supersede or replace the Company’s GAAP results. The most directly comparable GAAP financial measure and a detailed reconciliation between GAAP and non-GAAP financial measures is included in the Appendix to this presentation. The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, provision for (benefit from) income taxes, interest income (expense), and other expense (income), which depend on future events that are inherently uncertain. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results. We obtained market, industry and other data in this presentation from our own internal estimates and research, publicly available information about industry and general publications and research, surveys and studies conducted by third parties. While we believe that the publications, research, surveys and studies that we have used is reliable, we have not independently verified the information from third-party sources. While we believe our internal estimates and research are reliable and the market definitions are appropriate, neither such estimates and research nor these definitions have been verified by an independent source. Important Additional Information LivePerson intends to file a proxy statement and proxy card with the SEC in connection with the solicitation of proxies for LivePerson’s 2022 Annual Meeting of Stockholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). LivePerson, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of LivePerson’s directors and executive officers and their respective interests in LivePerson by security holdings or otherwise is set forth in LivePerson’s proxy statement for the 2021 Annual Meeting of Stockholders, filed with the SEC on April 26, 2021 (the “2021 Proxy Statement”). To the extent holdings of such participants in LivePerson’s securities have changed since the amounts described in the 2021 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in LivePerson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022. Details concerning the nominees of LivePerson’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF LIVEPERSON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will also be able to obtain a copy of the definitive Proxy Statement and other documents filed by LivePerson free of charge from the SEC’s website, www.sec.gov. LivePerson’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to LivePerson, Corporate Secretary, LivePerson Inc., 530 7th Avenue, New York, New York 10018, or from the Company’s website, https://www.liveperson.com.

4Q21 Highlights and Stats

- FY21 revenue grew 28% YoY to $469.6M
- 4Q21 revenue grew 21% YoY to $123.8M

Automated messaging volume increased 44% YoY across a strong customer base, paving the way to drive profitable growth

- FY21 adjusted EBITDA of $29.1M, at 6.2% margin
- 4Q21 adjusted EBITDA loss of $(4.4)M was $15.1M better than the guidance midpoint as we shifted our strategic focus to more optimally balance profit generation with growth acceleration

- 4Q21 revenue retention was within our target range of 105%-115% for the 18th consecutive quarter
- TTM ARPU grew 31% YoY to $610K

Recently signed a high 8-figure healthcare deal to provide access to the testing data necessary to scale the nascent technology driving precision medicine

- FY21 7-figure deal count: 26, including 17 expansions
- 4Q21 7-figure deal count: 7, including 4 expansions

LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved.

3

Notable Wins in 4Q21

One of the three largest water companies in the U.K.

- Key offerings: Managed Services (Gainshare), IVR deflection, AI-powered messaging
- Use cases: deflecting phone calls to WhatsApp for Business and SMS, implementing chat bot automations on WhatsApp and SMS to contain intents related to moving, billing, and payment

One of the world's largest cryptocurrency exchanges

- Key offerings: Performance Optimizer, AI-powered messaging using Conversation Builder and Intent Manager
- Use cases: offering live support to accommodate increased usage driven by high trading volatility

An 8-figure deal to expand into AI-based healthcare

- Key offerings: AI-powered messaging on the Conversational Cloud, Professional Services
- Use cases: delivering a series of consumer diagnostic testing experiences, revolutionizing access to the data vital for scalably personalizing our healthcare

A top e-commerce platform

- Key offerings: Professional Services, automation with Intent Manager, third-party bot integration, IVR deflection
- Use cases: enhancing the customer service experience through web messaging and other channels, streamlining operations from end-to-end

LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved.

4

5 LivePerson, Inc. Proprietary Inform ation. © 2022 LivePerson, Inc. All Rights Reserved. Bridge to FY22 Guidance ● FY22 revenue range of $544.8M to $563.3M, or 16% to 20% YoY growth ● FY22 adjusted EBITDA range of $(20)M loss to $0M, or a margin of (3.7)% to 0% ● Adjusted EBITDA expected to improve sequentially, turning positive in 2H22 18% 5% 4% 27% 30% 20% 10% 0% FY22 Guidance Midpoint Gainshare Covid 19 Testing Previous Outlook

6 Curiously Human Experiences Rob LoCascio Chief Executive Officer March 1, 2022

Vision

We want to give every person a trusted and loving conversational AI that would help them fulfill their most important intentions around things like their health, finances, and relationships with the trusted brands.

Values & Principles

Dream big



Help others



Pursue expertise



Own it



B2B2C Mission

LIVEPERSON We help brands create Curiously Human™ digital experiences.

Goals

Leverageable Growth

Platform

- Self-Healing Automation
- Voice AI
- AI Healthcare: Testing Based Precision Medicine
- Maven-SMB Shopify Platform

LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved.

7

8LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved. Trusted by the world’s most innovative brands

Our AI is fueled by powerful intent data

Data is the fuel for our AI engine. We power nearly 1 billion conversational interactions each month.

Over 34 billion API calls each month and our platform interacts with other systems, can ingest data from many sources.

Our AI is more accurate than competitors and can self-learn and self-heal.

Industry-specific solutions for healthcare, retail, teleco, financial services, and more.


34 billion+
API calls each month
~1 billion
Conversational interactions each month
75%
include automation vs 49% industry average
Total LivePerson API calls
Total LivePerson conv. interactions
Automation integration

LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved.

9

10LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved. What customers see: the digital fortress

Our Conversational AI solutions drive incredible outcomes, with a more frictionless experience for brands

20%
boost in customer satisfaction.

2X
uptick in employee efficiency.

90%
automation containment rates.

UP TO 10X
conversion rate versus traditional digital experiences.

50%
decrease in agent attrition rates.

Learn more about our customer successes →

Source: LivePerson

LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved.

11

Voice AI

BELLA Health AI

Conversational AI Cloud

Conversational AI solutions for Customer Care, Commerce

- Consumer & Messaging Channels
- Agent & Supervisor Experience
- Administrative Experience
- Integrations & Developer Experience
- Reporting & Analytics
- Automations and AI
- Sentiment

ADD-ONS

- Advanced AI & Analytics
- Proactive Messaging

KEY 2022 RELEASES

- Native LP Voice
- CRM Integrations
- Guided Flow
- AI Workbench
- Dynamic Actions

12

13 Products The Conver Add-on products Automations and AI Sentiment Consumer and channels experience Reporting and analytics Agent and supervisor experience Integrations and developer experience Administrative experience Security and Compliance Multi-language availability Support Customer success AI Tuning and Advanced Analytics Proactive Messaging Conversational Cloud Voice AI VoiceBase analytics Voice Transcription Omnichannel Conversational Insights Powerful Query Language Pre-configured BI Dashboards Interactive Audio Player PCI/PII Redaction ADD-ONS Call Categorization Predictive Analytics Fully-Hosted BI KEY 2022 RELEASES Additional Languages Real-Time Transcription APIs BELLA Health AI Voicebase Online Tableau Online

14 Products The Conver Add-on products Automations and AI Sentiment Consumer and channels experience Reporting and analytics Agent and supervisor experience Integrations and developer experience Administrative experience Security and Compliance Multi-language availability Support Customer success AI Tuning and Advanced Analytics Proactive Messaging Voice AI Tenfold integrations Advanced Computer Telephony Integration (CTI) Workflow Automation Intelligent Agent Desktop Voice Integrations CRM/Ticketing Integrations ADD-ONS Sandbox Licensing Conversational CloudBELLA Health AI Agent Enabled AI Digital Messaging Call Recordings Conversational Analytics Omnichannel Experience KEY 2022 RELEASES

15LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved. Understand and act on customer intent Identify intents to automate, improve conversation design, and personalize consumer journeys. Our intent engine runs on our proprietary NLU, which is built on over a billion brand-to-consumer conversations and outperforms competitors according to accuracy and F-score. DISCOVER + UNDERSTAND DESIGN + BUILD MANAGE + SCALE MEASURE + IMPROVE CUSTOMIZE + EXTEND

DISCOVER + UNDERSTAND
DESIGN + BUILD
MANAGE + SCALE
MEASURE + IMPROVE
CUSTOMIZE + EXTEND

Easily build and customize AI-powered conversations

Build automated conversation flows to fulfill intents in hours versus months.

Define intent-based policies and routing.


Conversational AI
Conversation Builder
Back
HomeCo
Dialogs
Integrations
Global Functions
Agent Connectors
Search Dialogs & Interactions
Welcome
Design Services
Dialog starter
Greeting
Design services
Schedule appointment
FAQ
Fallback
Goodbye
Add Dialog
Design Services
Dialog_starter_1
Start this dialog when user message matches any of the following
Pattern: hi, hello, howdy, (hi|hello|hey)*
+ Intent
Next action
Go to: Next interaction
Greeting
Hi there! Thank you for choosing HomeCo. I'm Homer, the virtual helper How can I assist you today?
- Design services
- Schedule appointment
Next action
+Custom Rule
Design services
Go to: Design services
Schedule appointment
Go to: Schedule appointment

LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved.

17 Manage conversations Agents can hold multiple conversations and monitor bot interactions. Whether from the office, at home, or on-the-go, our cloud-based workspace makes it easy to manage everything conversational from desktop or mobile. LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved. DISCOVER + UNDERSTAND DESIGN + BUILD MANAGE + SCALE MEASURE + IMPROVE CUSTOMIZE + EXTEND

18LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved. Benchmark and fine-tune conversational operations Measure operational KPIs with AI-driven insights, and benchmark against industry groups. DISCOVER + UNDERSTAND DESIGN + BUILD MANAGE + SCALE MEASURE + IMPROVE CUSTOMIZE + EXTEND

19LivePerson, Inc. Proprietary Information. © 2022 LivePerson, Inc. All Rights Reserved. Easily read from and write to your existing systems of record The Conversational Cloud is open, and integrates with backend systems through our integration hub. DISCOVER + UNDERSTAND DESIGN + BUILD MANAGE + SCALE MEASURE + IMPROVE CUSTOMIZE + EXTEND